Exhibit 99.1

Investor Relations Contact:

Bob East, Westwicke Partners

(443) 213-0500

Tivity@Westwicke.com

TIVITY HEALTH REPORTS FOURTH-QUARTER 2018 RESULTS

———————————

REPORTS EPS OF $0.67 AND REVENUES OF $153.0 MILLION

———————————

ANNOUNCES FINANCIAL GUIDANCE FOR 2019

NASHVILLE, Tenn. (February 19, 2019) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the fourth quarter and year ended December 31, 2018.

Fourth-Quarter 2018 Financial Highlights

•	Revenues increased by 9.8% to $153.0 million compared to revenues of $139.4 million for the fourth quarter of 2017.

•

Income from continuing operations increased to $28.5 million, compared to $8.6 million for the fourth quarter of 2017. Results for the fourth quarter of 2018 include an effective tax rate of 10.1%, primarily due to positive tax benefits related to the vesting of stock-based compensation awards during the quarter.  Adjusted income from continuing operations increased to $30.9 million, compared to $17.6 million for the fourth quarter of 2017.  The fourth quarter of 2018 excludes $3.3 million of pre-tax project costs incurred in connection with potential and pending acquisitions. The fourth quarter of 2017 excluded $2.6 million in pre-tax restructuring charges and $7.4 million of income tax expense related to tax reform legislation. See pages 10-12 for a reconciliation of non-GAAP financial measures.

•

Income from continuing operations per diluted share increased to $0.67, compared to $0.20 for the fourth quarter of 2017, and adjusted income from continuing operations per diluted share increased to $0.73, compared to $0.41 for the fourth quarter of 2017.  The fourth quarter of 2018 excludes $0.06 per diluted share related to project costs incurred in connection with potential and pending acquisitions. The fourth quarter of 2017 excluded a restructuring charge of $0.04 per diluted share and a charge of $0.17 per diluted share resulting from the 2017 tax reform legislation.  See pages 10-12 for a reconciliation of non-GAAP financial measures.

•

Adjusted EBITDA was $37.0 million, or 24.2% of revenues, which excludes $3.3 million of project costs incurred in connection with potential and pending acquisitions, compared to $29.8 million, or 21.4% of revenues, for the fourth quarter of 2017, which excluded $2.6 million of restructuring expenses. See pages 10-12 for a reconciliation of non-GAAP financial measures.

•	Cash flow from operations was $34.2 million, and free cash flow was $31.6 million. See pages 10-12 for a reconciliation of non-GAAP financial measures.

TVTY Reports Fourth-Quarter Results

February 19, 2019

TIVITY HEALTH, INC.

Financial Highlights

(Dollars in millions, except per-share data)

See pages 10-12 for a reconciliation of non-GAAP financial measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues	$153.0	$139.4	$606.3	$556.9
Per diluted share:
Income from continuing operations, GAAP basis	$0.67	$0.20	$2.27	$1.44
Project costs	0.06	—	0.06	—
Restructuring charges	—	0.04	—	0.05
Business separation costs	—	—	—	0.02
Tax reform impact	—	0.17	—	0.17
Adjusted income from continuing operations, non-GAAP basis (1)	$0.73	$0.41	$2.34	$1.68

Weighted average diluted common shares outstanding (in thousands)	42,586	43,426	43,073	42,547

(1) Figures may not add due to rounding.

“Our solid growth in the fourth quarter strengthens our leadership position with SilverSneakers® and Prime® Fitness.  We are pleased with the early results of our first ever SilverSneakers television ad, along with our other growth levers, which we believe are driving increased eligibility checks, enrollment and visits,” said Donato Tramuto, Tivity Health’s Chief Executive Officer.  “The discussions we are having with our health plan partners and self-insured employers related to our pending acquisition of Nutrisystem reinforce our conviction that there is high interest in addressing social determinants of health related to fitness, nutrition and social isolation through a diagnosis-driven diet approach.”

Tivity Health has entered into an agreement with Walmart (NYSE: WMT) to offer a comprehensive fitness program to Walmart’s 1.5 million associates and their families. The multi-year agreement will be effective starting June 1, 2019, and the benefit will be offered to full-time U.S. associates starting this Summer.  The Walmart associate program will be powered by Tivity Health’s national Prime Fitness network, where members enjoy national reciprocity at thousands of fitness centers nationwide, including national chains, community centers, recreation centers and locally-owned facilities.

“Wellness is an important part of our commitment to helping people live better and providing our associates access to programs that support a healthy lifestyle is another way we are delivering on that commitment,” said Walmart Senior Vice President, Total Rewards, Adam Stavisky. “Walmart is excited to partner with Tivity Health to further improve the accessibility of quality health programs for our associates nationwide.”

TVTY Reports Fourth-Quarter Results

February 19, 2019

2019 Financial Guidance

Tivity Health announced today the following standalone financial guidance for 2019:

•	Revenues in a range of $612 million to $627 million;
•	Adjusted EBITDA in a range of $140 million to $145 million; and
•	Free cash flow in a range of $95 million to $100 million.

“Last year we provided a preliminary outlook into 2019 that reflected a reduction in United Healthcare lives.  We felt comfortable then with our projections of mid-to-high single digit revenue growth in 2019.  However, as we received the final enrollment data in late January, we discovered that United Healthcare had pulled forward more lives,” said Mr. Tramuto.  “United Healthcare’s removal of those additional lives a year ahead of our expectations account for nearly $20 million less revenue than we initially expected for 2019.  And lastly, while we are excited about the many potential revenue synergies of the combined company, we have not built those into our guidance.”

In addition, Nutrisystem separately announced standalone financial guidance for 2019.  Based on this guidance, the Company announced the following preliminary combined 2019 financial guidance for Tivity Health and Nutrisystem:

•	Revenues in a range of $1,146 million to $1,177 million;
•	Adjusted EBITDA in a range of $240 million to $258 million; and
•	Including cost synergies in a range of $9 million to $12 million.

This combined financial guidance for 2019 includes the full year 2019 expected results for Tivity Health and the expected results of Nutrisystem from the date immediately following the anticipated closing date of the proposed transaction (such closing date currently expected to be March 8, 2019) through December 31, 2019.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 866-393-4306 or 734-385-2616 for international callers and referencing code 6390017 or over the Internet by going to www.tivityhealth.com and clicking "Investors" at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 855-859-2056 or 404-537-3406 for international callers, code 6390017, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation’s leading community fitness program for older adults, Prime® Fitness, and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 15 million Americans eligible for SilverSneakers, over 11,000 fitness centers in the Prime Fitness Network, and more than 26 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers

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across the country and works directly with hundreds of healthcare practitioners and many of the nation’s largest payers and employers. Learn more at www.tivityhealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 10-12. Certain of the non-GAAP measures included in this press release are forward-looking, and reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.  These items include, but are not limited to, purchase accounting adjustments and final terms of the financing related to the pending acquisition of Nutrisystem.

Note on Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words.  These forward-looking statements include, but are not limited to, statements regarding the proposed merger (the “proposed transaction”), integration and transition plans, synergies, opportunities and anticipated future performance, as well as guidance and financial expectations for future periods.  Readers of this press release should understand that these statements are not guarantees of performance or results.  Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements.

These risks and uncertainties include, among other things: the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required stockholder or regulatory approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that expected benefits, synergies and growth opportunities of the proposed transaction may not be achieved in a timely manner or at all, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that Tivity Health and Nutrisystem will be unable to retain or hire key personnel; the ability to successfully integrate Nutrisystem’s business with Tivity Health following the closing; the risk that the significant indebtedness incurred to fund the purchase price may limit Tivity Health’s ability to adapt to changes in the economy or market conditions, expose the company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; and the risk that disruption from the proposed transaction may adversely affect Tivity Health’s and Nutrisystem’s business and their respective relationships with customers, vendors or employees; Tivity Health’s and Nutrisystem’s ability to develop and implement effective strategies; Tivity Health’s and Nutrisystem’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed Tivity Health’s and Nutrisystem’s

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February 19, 2019

resources; Tivity Health’s and Nutrisystem’s ability to accurately forecast its revenues, margins, earnings and net income, as well as any potential charges that Tivity Health and Nutrisystem may incur as a result of changes in their respective businesses and leadership teams; the risks associated with deriving a significant concentration of revenues from a limited number of customers; Tivity Health’s and Nutrisystem’s ability to develop and maintain customer relationships and/or the ability of Tivity Health’s customers to enroll participants and to accurately forecast their level of enrollment and participation in Tivity Health’s and Nutrisystem’s programs in a manner and within the timeframe anticipated by Tivity Health and Nutrisystem; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or other proprietary information or member health information and may lead to a disruption in Tivity Health’s and Nutrisystem’s businesses, costs to modify, enhance, or remediate Tivity Health’s and Nutrisystem’s cybersecurity measures, enforcement actions, fines or litigation against, or damage to the business reputation of, Tivity Health and Nutrisystem; other risks detailed in Tivity Health’s and Nutrisystem’s most recent Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”).  For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Tivity Health’s and Nutrisystem’s filings with the SEC.  Except as required by law, neither Tivity Health nor Nutrisystem undertakes any obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Important Additional Information and Where to Find It

In connection with the proposed transaction, on January 14, 2019, Tivity Health filed with the SEC an amendment to the registration statement on Form S-4 that was originally filed on January 7, 2019 (the “registration statement”), which includes a proxy statement of Nutrisystem and that also constitutes a prospectus of Tivity Health (the “proxy statement/prospectus”) in preliminary form.  The registration statement became effective on February 3, 2019 and Nutrisystem commenced mailing the definitive proxy statement/prospectus to its stockholders on or about February 4, 2019.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT INFORMATION FILED AND TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TIVITY HEALTH, NUTRISYSTEM AND THE PROPOSED TRANSACTION.  The registration statement and other documents filed by Tivity Health with the SEC may be obtained free of charge at Tivity Health’s website at http://www.tivityhealth.com or at the SEC’s website at http://www.sec.gov.  These documents may also be obtained free of charge from Tivity Health by requesting them by mail at Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or by telephone at (615) 614-4576.  The proxy statement/prospectus and other documents filed by Nutrisystem with the SEC may be obtained free of charge at Nutrisystem’s website at http://www.nutrisystem.com or at the SEC’s website at http://www.sec.gov.  These documents may also be obtained free of charge from Nutrisystem by requesting them by mail at Nutrisystem, Inc., 600 Office Center Drive, Fort Washington, Pennsylvania 19034, Attention: Investor Relations, or by telephone at (646) 277-1254.

Participants in Solicitation

Tivity Health and Nutrisystem and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about Tivity Health’s directors and executive officers is available in Tivity Health’s proxy statement for Tivity Health’s 2018 annual meeting of stockholders filed with the SEC on April

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February 19, 2019

13, 2018 on Schedule 14A.  Information about Nutrisystem’s directors and executive officers is available in Nutrisystem’s proxy statement for Nutrisystem’s 2018 annual meeting of stockholders filed with the SEC on March 26, 2018 on Schedule 14A.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus and will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.  Investors should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Tivity Health or Nutrisystem as indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

TVTY Reports Fourth-Quarter Results

February 19, 2019

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$1,933	$28,440
Accounts receivable, net	67,139	55,113
Prepaid expenses	3,655	3,444
Cash convertible notes hedges	—	134,079
Income taxes receivable	720	39
Other current assets	4,658	2,180
Total current assets	78,105	223,295

Property and equipment, net of accumulated depreciation of $30,711 and $28,533, respectively	16,341	10,658
Long-term deferred tax asset	—	25,166
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Other assets	23,904	13,315
Total assets	$482,079	$636,163

Current liabilities:
Accounts payable	$29,103	$26,804
Accrued salaries and benefits	6,512	15,018
Accrued liabilities	43,145	34,511
Cash conversion derivative	—	134,079
Current portion of long-term debt	57	145,959
Current portion of long-term liabilities	2,255	2,262
Total current liabilities	81,072	358,633

Long-term debt	30,589	—
Long-term deferred tax liability	319	—
Other long-term liabilities	1,098	5,577

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 41,049,418 and 39,729,580 shares outstanding, respectively	41	40
Additional paid-in capital	347,487	349,243
Retained earnings (accumulated deficit)	49,655	(49,148)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Total stockholders' equity	369,001	271,953
Total liabilities and stockholders' equity	$482,079	$636,163

TVTY Reports Fourth-Quarter Results

February 19, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings (loss) per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenues	$153,037	$139,354	$606,299	$556,942
Cost of services (exclusive of depreciation and amortization of $1,069, $788, $4,109, and $2,802, respectively, included below)	108,368	99,596	432,714	395,605
Selling, general & administrative expenses	10,962	9,985	35,113	34,361
Depreciation and amortization	1,206	931	4,667	3,357
Restructuring and related charges	—	2,554	124	3,223

Operating income	32,501	26,288	133,681	120,396
Interest expense	784	3,445	8,733	15,613

Income before income taxes	31,717	22,843	124,948	104,783
Income tax expense	3,191	14,219	27,046	43,553

Income from continuing operations	28,526	8,624	97,902	61,230
Income (loss) from discontinued operations, net of income tax	—	(141)	901	2,485
Net income	28,526	8,483	98,803	63,715

Earnings (loss) per share - basic:
Continuing operations	$0.70	$0.22	$2.44	$1.56
Discontinued operations	$—	$(0.00)	$0.02	$0.06
Net income (1)	$0.70	$0.21	$2.47	$1.62

Earnings (loss) per share - diluted:
Continuing operations	$0.67	$0.20	$2.27	$1.44
Discontinued operations	$—	$(0.00)	$0.02	$0.06
Net income	$0.67	$0.20	$2.29	$1.50

Comprehensive income	$28,526	$8,483	$98,803	$68,217

Weighted average common shares
and equivalents:
Basic	40,611	39,662	40,078	39,357
Diluted	42,586	43,426	43,073	42,547

(1)Figures may not add due to rounding.

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February 19, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income from continuing operations	$97,902	$61,230
Net income (loss) from discontinued operations	901	2,485
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,667	3,357
Amortization of deferred loan costs	1,152	2,887
Amortization of debt discount	4,140	8,001
Share-based employee compensation expense	6,097	6,658
(Gain) loss on sale of MeYou Health	(1,416)	—
(Gain) loss on sale of TPHS business	112	(4,733)
Loss on release of cumulative translation adjustment	—	3,044
Equity in income from joint ventures	—	—
Deferred income taxes	25,485	40,935
Increase in accounts receivable, net	(12,311)	(3,939)
Decrease in other current assets	1,610	820
Decrease increase in accounts payable	(95)	(407)
Decrease in accrued salaries and benefits	(10,314)	(6,061)
Decrease in other current liabilities	(11,802)	(6,436)
Other	2,611	(2,565)
Net cash flows provided by operating activities	$108,739	$105,276

Cash flows from investing activities:
Acquisition of property and equipment	$(9,053)	$(5,910)
Investment in joint ventures	—	—
Proceeds from sale of MeYou Health	1,416	—
Payments related to sale of TPHS business	—	—
Other	—	—
Net cash flows used in investing activities	$(7,637)	$(5,910)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$253,425	$373,450
Payments of long-term debt	(373,536)	(449,084)
Proceeds from settlement of cash convertible notes hedges	141,246	—
Payments related to settlement of cash conversion derivative	(141,246)	—
Payments related to tax withholding for share-based compensation	(9,762)	(4,481)
Exercise of stock options	1,910	5,722
Deferred loan costs	—	(2,452)
Change in cash overdraft and other	410	2,533
Net cash flows used in financing activities	$(127,553)	$(74,312)

Effect of exchange rate changes on cash	$(56)	$1,784
Less: net (decrease) increase in discontinued operations cash and cash equivalents	—	—
Net increase (decrease) in cash and cash equivalents	$(26,507)	$26,838

Cash and cash equivalents, beginning of period	28,440	1,602
Cash and cash equivalents, end of period	$1,933	$28,440

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February 19, 2019

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Income from Continuing Operations, GAAP Basis (in thousands)

	Year Ended December 31, 2018	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Adjusted EBITDA, non-GAAP basis (1)	$142,168	$36,976	$29,773
Project costs (2)	(3,696)	(3,269)	—
Restructuring charges (3)	(124)	—	(2,554)
EBITDA, non-GAAP basis (4)	$138,348	$33,707	$27,219
Depreciation and amortization	(4,667)	(1,206)	(931)
Interest expense	(8,733)	(784)	(3,445)
Income tax expense	(27,046)	(3,191)	(14,219)
Income from continuing operations, GAAP basis	$97,902	$28,526	$8,624

(1)

Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes project costs and restructuring charges from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)

Project costs consists of pre-tax charges of $3,696 for the year ended December 31, 2018 and $3,269 for the three months ended December 31, 2018 incurred in connection with potential and pending acquisitions.

(3)

Restructuring charges consists of pre-tax charges of $124 for the year ended December 31, 2018 primarily due to additional costs related to a prior restructuring and $2,554 for the three months ended December 31, 2017 related to a restructuring to streamline our operations support.

(4)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis to

Net Cash Flows Provided By Operating Activities, GAAP Basis (in thousands)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Free cash flow, non-GAAP basis (5)	$31,615	$99,686
Acquisition of property and equipment	2,597	9,053
Net cash flows provided by operating activities, GAAP basis	$34,212	$108,739

(5)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports Fourth-Quarter Results

February 19, 2019

Reconciliation of Adjusted Income from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis (in thousands)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Adjusted income from continuing operations, non-GAAP basis (6)	$30,928	$17,610
Net loss attributable to project costs (7)	(2,402)	—
Net loss attributable to restructuring charges (8)	—	(1,544)
Net loss attributable to income tax expense related to tax reform (9)	—	(7,442)
Income from continuing operations, GAAP basis	$28,526	$8,624

(6)

Adjusted income from continuing operations is a non-GAAP financial measure.  The Company excludes net loss attributable to income tax expense related to tax reform, project costs, and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted income from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because adjusted income from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(7)

Net loss attributable to project costs consists of pre-tax charges of $3,269 for the three months ended December 31, 2018 incurred in connection with potential and pending acquisitions. The tax rate applied to this expense was 26.53%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8)

Net loss attributable to restructuring charges consists of pre-tax charges of $2,554 for the three months ended December 31, 2017 related to a restructuring to streamline our operations support.  The tax rate applied to this expense was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(9)

Net loss attributable to income tax expense related to tax reform is due to the implementation of the Tax Cuts and Job Act of 2017, which resulted in incremental tax expense of $7,442 during the three months ended December 31, 2017 related to both the re-measurement of our deferred tax assets to the lower tax rate and the requirement to recalculate the impact of repatriation of our foreign earnings, which occurred earlier in the year.

Reconciliation of Adjusted Income from Continuing Operations

Per Share (“EPS”), Non-GAAP Basis to EPS, GAAP Basis

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Adjusted EPS, non-GAAP basis (10)	$0.73	$0.41	$2.34	$1.68
EPS (loss) attributable to project costs (11)	(0.06)	—	(0.06)	—
EPS (loss) attributable to restructuring charges (12)	—	(0.04)	—	(0.05)
EPS (loss) attributable to business separation costs (13)	—	—	—	(0.02)
EPS (loss) attributable to income tax expense related to tax reform (14)	—	(0.17)	—	(0.17)
EPS, GAAP basis (15)	$0.67	$0.20	$2.27	$1.44

(10)

Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to project costs, restructuring charges, business separation costs, and income tax expense related to tax reform from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(11)

EPS (loss) attributable to project costs consists of pre-tax charges of $3,269 and $3,696 for the three and twelve months ended December 31, 2018, respectively, incurred in connection with potential and pending acquisitions.  The tax rate applied to these restructuring charges was 26.53%, which represented the combined estimated U.S. federal

TVTY Reports Fourth-Quarter Results

February 19, 2019

and state statutory tax rate.
(12)

EPS (loss) attributable to restructuring charges consists of pre-tax charges of $2,554 and $3,223 for the three and twelve months ended December 31, 2017, respectively.  The charges of $2,554 related to a restructuring to streamline our operations support during the fourth quarter of 2017, while all remaining restructuring charges disclosed in the table were associated with a restructuring of corporate support infrastructure that began in 2016 and was completed during the first quarter of 2017. The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(13)

EPS (loss) attributable to business separation costs consists of pre-tax charges of $1,639 for the year ended December 31, 2017 related to the separation of the Network Solutions business from the disposed TPHS business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(14)

EPS (loss) attributable to income tax expense related to tax reform is due to the implementation of the Tax Cuts and Job Act of 2017, which resulted in incremental tax expense of $7,442 during the three and twelve months ended December 31, 2017 related to both the re-measurement of our deferred tax assets to the lower tax rate and the requirement to recalculate the impact of repatriation of our foreign earnings, which occurred earlier in the year.

(15)	Figures may not add due to rounding.